                        REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement"), dated as of May 14, 1998, is made and entered into by and among Esenjay Petroleum
Corporation, a Texas corporation ("Esenjay"), Aspect Resources LLC, a
Colorado limited liability ("Aspect"), and Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"). Esenjay and Aspect are herein collectively referred to as "Shareholders" or individually as a "Shareholder."

                                     RECITALS

     A. Esenjay, Aspect and the Company entered into that certain Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998 (the "Acquisition Agreement").

     B. As of January 12, 1998, Aspect and the Company entered into a Credit Agreement and in connection therewith the Company issued to Esenjay and Aspect warrants (the "Bridge Facility Warrants") to purchase an aggregate of 93,750 shares (56,250 in the case of Aspect and 37,500 in the case of Esenjay) of the common stock, par value $0.01 per share of the Company (the "Common Stock").

     C. As of February 23, 1998, the Company entered into a Credit Agreement with Duke Energy Financial Services, Inc. and in connection therewith the Company issued to Esenjay and Aspect warrants (the "Duke Facility Warrants;" and together with the Bridge Facility Warrants, the "Warrants") to purchase an aggregate of 93,750 shares (56,250 in the case of Aspect and 37,500 in the case of Esenjay) of the Common Stock.

     D. On May 14, 1998, the shareholders of the Company approved, and the Company effectuated, a 1 for 6 reverse stock split (the "Reverse Stock Split"), thereby reducing the number of shares of Common Stock that are the subject of the Warrants to 31,250 shares.

     D. Following the Reverse Stock Split and upon consummation of transactions contemplated by the Acquisition Agreement, Esenjay will own 5,165,261 shares of the Common Stock and Aspect will own 4,203,106 shares of the Common Stock.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual representations, warranties, covenants, agreements, terms and conditions contained herein and in the Acquisition Agreement, and intending to be legally bound hereby, covenant and agree as follows:

     1.  DEMAND REGISTRATION.

         (a) REQUEST FOR REGISTRATION. At any time after June 30, 1998, the Shareholders, in the aggregate, may request up to three registrations under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of its Registrable Shares (as hereinafter defined). Any registration requested pursuant to this Section 1(a) is referred to herein as a "Demand Registration." The Demand Registration will be on Form S-2 or S-3, or any similar short-form registration, if available, or, if such forms are unavailable, on Form S-1 or any other appropriate form.

Any request for Demand Registration must include at least ten percent (10%) of the Registrable Shares.

         (b) PRIORITY ON DEMAND REGISTRATION. In the event a Demand Registration is underwritten, if the managing underwriter advises the Company in writing that in its opinion the number of Registrable Shares and other securities requested to be included exceeds the number which can be sold in such offering, the Company will include in such registration: (i) first, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold; (ii) second, any securities for the account of the Company; and (iii) any other securities requested to be included under
Section 1(c)(iii).

         (c)  RESTRICTIONS ON DEMAND REGISTRATION.

              (i) Each of the Shareholders agrees that the Company shall not be required to effect any registration during any period of time when the Company is in possession of material non-public information, which the Company's Board of Directors deems not to be advisable to disclose in a registration statement, which material information may relate to any matter or matters, including without limitation, to a financing project, pending acquisition, merger or other material corporate transaction to which the Company is or expects to be a party, and the Company agrees to advise the Shareholders promptly when such delay is no longer applicable; provided, however, that the Company may not exercise such right more than once in any twelve-month period.

             (ii) The Company will not be required to proceed with any Demand Registration for a period of 180 days from the completion of sales of more than five percent (5%) of the Registrable Shares in any prior Demand or Piggyback Registration.

            (iii) The Company shall have the right to notify such of its stockholders as it shall desire of any Demand Registration and to invite them to participate in such registration, subject to Section 1(b) hereof.
Further, the Company shall also be entitled to participate in any Demand Registration, subject to Section 1(b) hereof, but in the event the Company participates, such registration shall not count as a Demand Registration unless the Company's participation is cut back materially.

             (iv) A registration will not count as a Demand Registration (A) until it has become effective, or (B) if the Company takes any action or fails to take any action in violation of this Agreement and as a result thereof a registration statement is not effective for the period of time required hereby or if less, the time required to sell the Registrable Shares included in such registration statement, provided that any registration that is withdrawn or terminated at the written request of the Shareholders will count as a Demand Registration.

         (d) SELECTION OF UNDERWRITERS. The investment banker(s) and manager(s), if any, who shall administer any underwritten offering made pursuant to the Demand Registration shall be selected by the Shareholder(s) requesting the registration and shall be reasonably satisfactory to the Company.

         (e) DURATION OF EFFECTIVENESS. The Company agrees to use its best efforts to keep any Demand Registration that is a "shelf" registration pursuant to Rule 415 under the Securities Act continuously effective for one year after the effective date of such registration statement (the "Effective Date").

         (f) DEMAND REGISTRATION EXPENSES. The Company, on the one hand, and the Shareholder(s) requesting the first Demand Registration, on the other hand, shall share equally in all Registration Expenses (as hereinafter defined) in connection with the first two Demand Registrations, whether or not they become effective; provided, however, that the Company shall pay all of the Registration Expenses associated with the first Demand Registration if the Shareholders jointly agree to waive their rights to and agree to forego the second Demand Registration. The Shareholder(s) requesting the third Demand Registration will pay all Registration Expenses in connection therewith. The Company will make generally available to the public and the Shareholders, as soon as reasonably practicable after they become available, earnings statements governing a period of 12 months commencing not later than the first day of the fiscal quarter next succeeding the Effective Date of each Demand Registration which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

     2.  PIGGYBACK REGISTRATIONS.

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (except in the case of any primary offering by Frontier occurring on or before September 30, 1998) and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Shares of its intention to effect such a registration no less than fifteen (15) days prior to the filing of such registration statement and will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) PIGGYBACK EXPENSES. The Company will pay the Registration Expenses of the holders of Registrable Shares in all Piggyback Registrations.

         (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, in order of priority, the following (i) first, the securities the Company purposes to sell, (ii) second, the Registrable Shares held by the Shareholders or their assigns and requested to be included in such registration, which shall be included in the offering on a pro rata basis with respect to the holders thereof requesting registration, and (iii) third, other securities requested to be included in such registration.

         (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, in order of priority, the following (i) first, the securities requested to be included therein by the holders of Common Stock exercising registration rights with a priority senior to the Shareholders, (ii) second, the Registrable Shares held by the Shareholders or their assigns and requested to be included in such registration, which shall be included in the offering on a pro rata basis with respect to the holders thereof requesting registration, which amount will be calculated based upon the total number of Registrable Shares owned by such holders, and (iii) third, other securities requested to be included in such registration.

     3. REGISTRATION PROCEDURES. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof and pursuant thereto the Company will, as expeditiously as possible:

         (a) prepare and file with the Section a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish, at least 10 days prior to filing, to the counsel selected by the holders of a majority of the Registrable Shares covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such counsel, which shall not be unreasonably withheld);

         (b) prepare and file with the Section such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one year and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to income taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (e) notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Registrable Shares to be listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

         (g) appoint a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

         (i) if the offering is underwritten, at the request of any seller of Registrable Shares the Company will use its best efforts to furnish on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration an opinion of counsel representing the Company for the purposes of such registration, dated such date addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (iii) to such other effect as reasonably may be requested by counsel for the underwriters or by such seller or its counsel.

         (j) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

         (k) use its best efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares.

     4. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Section") that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its best efforts to:

         (a) make and keep public information regarding the Company available, as those terms are understood and-defined in Rule 144 under the Securities Act, at all times;

         (b) file with the Section in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended;

         (c) furnish to any holder of Registrable Shares forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such holder may reasonably request in availing itself of any rule or regulation of the Section allowing such a holder to sell any such securities without registration.

     5. REGISTRATION EXPENSES. All Registration Expenses will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing or including the securities to be registered on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

     6.  INDEMNIFICATION.

         (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or are caused solely by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto in conformity with applicable federal and state securities laws after the Company has furnished such holder with a sufficient number of copies of the same.

         (b) In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares and the liability of each such holder of Registrable Shares will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

         (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party and its legal counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

         (e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     7.  DEFINITIONS.

         (a) "REGISTRATION EXPENSES" means, subject to Section 5 hereof, all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with federal and state securities or blue sky laws, securities laws of any foreign jurisdictions, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company.

         (b) "REGISTRABLE SHARES" means (i) the 9,368,367 shares of Common Stock that will be issued to the Shareholders in connection with the transactions contemplated by the Acquisition Agreement, (ii) the 31,250 shares of Common Stock that will be issued to the Shareholders upon exercise of the Warrants, and (iii) any securities issued or issuable with respect to the Common Stock referred to in clauses (i) or (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any securities which have become eligible for transfer pursuant to Rule 144 under the Securities Act (or any similar rule then in force), will cease to be Registrable Shares when they have actually been sold in compliance with Rule 144 (or any similar rule then in effect). For purposes of this Agreement, a person will be deemed to be a holder of Registrable Shares whenever such person has the right to acquire such Registrable Shares (by conversion, exchange, exercise or otherwise), whether or not such acquisition has actually been effected.

     8.  MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which grants senior rights to register its securities or which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement.

         (b) ADJUSTMENTS AFFECTING REGISTRABLE SHARES. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Shares to include the Registrable Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Shares in any such registration.

         (c) REMEDIES. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of 66 2/3% of the then-outstanding Registrable Shares.

         (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided however, that the only the Piggyback Registration rights of a holder of Registrable Shares hereunder may be transferred or assigned and then only to: (i) a transferee or assignee of at least one-fifth of the Shareholder's Registrable Shares (as presently constituted and subject to adjustment for stock splits, stock dividends, reverse splits and the like); (ii) to a partner or stockholder of such holder; (iii) another holder of Registrable Shares; (iv) any entity to which such holder acts as a trustee, investment manager, investment advisor or other fiduciary; (vi) an affiliate of such holder; in each case to whom Registrable Shares are transferred, subject to such transferee's delivery to the Company of a written instrument agreeing to be bound hereby.

         (f) NOTICES. The Section entitled "Notices, Etc." in the Acquisition Agreement is hereby incorporated in this Agreement by reference and made a part hereof.

         (g) TERM. Other than the obligations under Section 6 hereof, this Agreement shall terminate upon the sale of all Registrable Shares held by the Shareholders or their respective successors or assigns.

         (h) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, including the conflicts of law provisions thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                       ESENJAY PETROLEUM CORPORATION


                                       By:  /s/ Michael E. Johnson
                                           -------------------------------------
                                            Michael E. Johnson, President

                                       ASPECT RESOURCES LLC


                                       By:  Aspect Management Corporation,
                                            its Manager


                                       By:  /s/ Alex M. Cranberg
                                           -------------------------------------
                                            Alex M. Cranberg, President


                                       FRONTIER NATURAL GAS CORPORATION


                                       By:  /s/ David W. Berry
                                           -------------------------------------
                                            David W. Berry, President